EXHIBIT 21
                SUBSIDIARIES OF JONES APPAREL GROUP, INC.

                                                   State or County
Name                                               of Incorporation
-----------------------------------------------    ----------------

Jones Apparel Group USA, Inc.                      Pennsylvania
Melru Corporation                                  New Jersey
Jones Apparel Group Canada Inc.                    Canada
Jones Investment Co. Inc.                          Delaware
Jones Apparel Group Holdings, Inc.                 Delaware
Jones Holding Corp.                                Delaware
Jones Management Service Company                   Delaware
Jones Factor Company                               Delaware
Jones International Limited                        Hong Kong
Camisas de Juarez S.A. de C.V.                     Mexico
Sun Apparel, Inc.                                  Delaware
Sun Management Services, Inc.                      Delaware
Import Technology of Texas, Inc.                   Texas
Sun Apparel of Texas, Ltd.                         Texas
Maquilas Pami, S.A. de C.V.                        Mexico
CNC West Division Mexico, S.A. de C.V.             Mexico
Greater Durango, S. de R.L. de C.V.                Mexico
Manufacturera Sun Apparel, S. de R.L. de C.V.      Mexico
Nine West Group Inc.                               Delaware
Nine West Development Corporation                  Delaware
Nine West Footwear Corporation                     Delaware
Nine West Canada Corporation                       Canada
Conca Del Sol International                        Cayman Islands
Nine West Accessories (HK) Limited                 Hong Kong
Nine West Melbourne Pty Ltd                        Australia
Nine West Servicos de Assessoria de Compras Ltda.  Brazil
Nine West Group Italy S.r.l.                       Italy
Nine West Australia Pty Ltd.                       Australia
Victoria + Co Ltd.                                 Rhode Island
Victoria + Co International Ltd.                   Delaware
Apparel Testing Services, Inc.                     New Jersey
McNaughton Apparel Group, Inc.                     Delaware
Edrus Imports, Inc.                                Delaware
Norton McNaughton of Squire, Inc.                  New York
McNaughton Investment Co. Inc.                     Delaware